 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-280548
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 28, 2024)
Up to 8,000,000 Common Shares
Offered by the Selling Stockholders

This prospectus supplement relates to the offer and resale, from time to time, by the selling stockholders named in this prospectus supplement under the caption “Selling Stockholders,” of up to 8,000,000 of our common shares, without par value (the “common shares”), issuable upon the exercise of the Exchange Warrants (as defined herein) issued to the selling stockholders pursuant to the Exchange Agreement (as defined herein).
We will not receive any proceeds from the sale of the common shares offered by this prospectus supplement.
The selling stockholders may offer and sell or otherwise dispose of the common shares described in this prospectus supplement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all selling commissions applicable to the sales of common shares and all fees and expenses of legal counsel for the selling stockholders, subject to certain specified exceptions. We will bear all other costs, expenses and fees in connection with the registration of the common shares. See the section entitled “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their common shares.
We may amend or supplement this prospectus supplement from time to time by filing supplements as required. You should carefully read this prospectus supplement and any supplements to this prospectus supplement, together with any documents incorporated by reference herein or therein, before you make your investment decision.
The selling stockholders may sell any, all or none of the common shares offered by this prospectus supplement and we do not know when or in what amount the selling stockholders may sell their common shares hereunder.
Our common shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MNMD”. The last reported sale price of our common shares on October 16, 2024 was $6.49 on Nasdaq.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Implications of Being an Emerging Growth Company.”

Investing in our common shares involves a high degree of risk. See “Risk Factors” on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of the common shares or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is October 17, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-280548) that went effective upon filing with the United States Securities and Exchange Commission (the “SEC”) on June 28, 2024 using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the common shares offered by them in this prospectus supplement in one or more offerings through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by the selling stockholders of the common shares offered by them in this prospectus supplement.
This prospectus supplement provides you with a general description of the common shares that may be offered. To the extent necessary, each time that the selling stockholders offer and sell common shares, we or the selling stockholders may supplement this prospectus supplement to provide specific information about the common shares being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus supplement with respect to that offering. If there is any inconsistency between the information in this prospectus supplement and the subsequently filed prospectus supplement or free writing prospectus, you should rely on the subsequently filed prospectus supplement or free writing prospectus, as applicable. Before purchasing any of our common shares, you should carefully read both this prospectus supplement and any subsequently filed prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus supplement, any subsequently filed prospectus supplement or in any related free writing prospectus. Neither we nor the selling stockholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement and any subsequently filed prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any common shares other than the common shares described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such common shares in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and any subsequently filed prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus supplement, any subsequently filed prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein contain summaries of certain provisions contained in some of the documents described or incorporated by reference herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
For investors outside of the United States: neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common shares and the distribution of this prospectus supplement outside the United States.
Except as otherwise indicated or unless the context otherwise requires, references to “Company,” “we,” “us,” or “our” refer to Mind Medicine (MindMed) Inc. and its consolidated subsidiaries and references to dollars or dollar amounts refer to U.S. dollars or U.S. dollar amounts.

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This prospectus supplement may contain references to our trademarks and trade names and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us or our business by, any other companies.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our common shares discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement is a part, before making your investment decision.
Overview
MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments for brain health disorders that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders. This specifically includes pharmaceutically optimized product candidates derived from the psychedelic and empathogen drug classes including MM120 and MM402, our lead product candidates.
Our lead product candidate, MM120, is a proprietary, pharmaceutically optimized form of lysergide D-tartrate that we are developing for the treatment of generalized anxiety disorder (“GAD”). We have also evaluated MM120 in a subperceptual repeat administration dosing regimen for the treatment of attention deficit hyperactivity disorder (“ADHD”). In December 2023, we announced positive topline results from our Phase 2b clinical trial of MM120 for the treatment of GAD. The trial met its primary endpoint, with MM120 demonstrating statistically significant and clinically meaningful dose-dependent improvements on the Hamilton Anxiety Rating Scale (“HAM-A”) compared to placebo at Week 4. In January 2024, we announced that our Phase 2a trial of a sub-perceptual dose of MM120 in ADHD did not meet its primary endpoint. In conjunction with the findings from our clinical trial of MM120 in GAD, we believe that these results support the critical role of perceptual effects of MM120 in mediating a clinical response. In March 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced in March 2024 that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12.
On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. Our Phase 3 clinical program for MM120 ODT is expected to consist of two clinical trials: the Voyage Study (MM120-300) and the Panorama Study (MM120-301). Both studies are comprised of two parts: Part A, which is a 12-week, randomized, double-blind, placebo-controlled, parallel group study assessing the efficacy and safety of MM120 ODT versus placebo; and Part B, which is a 40-week extension study during which participants will be eligible for open-label treatment with MM120, subject to certain conditions for re-treatment eligibility. The Voyage Study is anticipated to enroll approximately 200 participants (randomized 1:1 to receive MM120 ODT 100 µg or placebo) and the Panorama Study is anticipated to enroll approximately 240 participants (randomized 5:2:5 to receive MM120 ODT 100 µg, MM120 ODT 50 µg or placebo). We expect both studies will utilize an adaptive study design with a blinded interim sample size re-estimation, allowing for an increase in sample size by up to 50% in each study in the case of certain parameters. We expect the primary endpoint for each study is the change from baseline in HAM-A score at Week 12 between MM120 ODT 100 µg and placebo. We expect to initiate the Voyage Study in the second half of 2024 with an anticipated topline readout (Part A results) in the first half of 2026, and we expect to initiate the Panorama Study in the first half of 2025 with an anticipated topline readout (Part A results) in the second half of 2026. Both studies are subject to ongoing regulatory review and discussions, which could result in changes to study design, including of the Phase 3 clinical trials.

In addition to our Phase 3 clinical program for GAD, we are developing MM120 for the treatment of Major Depressive Disorder (“MDD”). In the first quarter of 2024, we held a pre-IND meeting with FDA to discuss the initiation of our MM120 MDD program and the study design for our planned Emerge Study (MM120-310), which like our pivotal studies in GAD is comprised of two parts: Part A, which is a 12-week, randomized, double-blind, placebo-controlled, parallel group study assessing the efficacy and safety of MM120 ODT versus placebo; and Part B, which is a 40-week extension study during which participants will be eligible for open-label treatment with MM120, subject to certain conditions for re-treatment eligibility. The Emerge Study is anticipated to enroll at least 140 participants (randomized 1:1 to receive MM120 ODT 100 µg or placebo). The primary endpoint is the change from baseline in Montgomery Åsberg Depression Rating Scale (MADRS) score at Week 6 between MM120 ODT 100 µg and placebo. We expect to initiate the Emerge Study in the first half of 2025 with an anticipated topline readout (Part A results) in the second half of 2026.
In addition to the findings from our Phase 2b trial on comorbid depressive symptoms in GAD patients, additional evidence for the potential of lysergide in the treatment of MDD is available from a double-blind, investigator-initiated trial of lysergide in participants with MDD conducted by our collaborators at University Hospital Basel (“UHB”). In this trial, 61 participants were randomized to receive one of two treatment regimens of lysergide. Each regimen consisted of two treatment sessions separated by four weeks. In the high-dose regimen, participants received 100 µg in their first dosing session and either 100 µg or 200 µg in their second dosing session. In the control regimen, participants received 25 µg in each dosing session. The high-dose regimen (n=28) demonstrated statistically and clinically significant improvements on the primary endpoint, which was the change in clinician-rated Inventory of Depressive Symptomatology — Clinical Rating (“IDS-C”) scores six weeks after the first treatment session compared to the control regimen (n=27). Participants in the high-dose regimen demonstrated a least square mean change from baseline in IDS-C scores of -12.9 points compared to -3.6 points in the control regimen (p=0.05). The statistically significant benefit measured by IDS-C was maintained up to 16 weeks after the first session of the high-dose regimen compared to the control-dose regimen (p=0.01). According to the results reported by UHB, lysergide was generally well-tolerated in the trial, as indicated by adverse events, vital signs and laboratory values. UHB reported four serious adverse events (“SAEs”) during the trial, three of which were determined to be “possibly related” to the treatment. These SAEs were two hospitalizations due to worsening depression in the control regimen and one in the high-dose regimen. UHB noted that a participant in the control regimen who withdrew from the trial after such participant’s first session died of suicide seven months later. No treatment association was suspected and this was not reported as an SAE because it occurred after the participant withdrew from the trial. Secondary outcome measures for the trial included improvements in the self-rated version of the Inventory of Depressive Symptomatology — Self Report (IDS-SR), Beck Depression Inventory (BDI), and State-Trait Anxiety Inventory (STAI-G), along with other psychiatric symptom assessments. Participants were followed for up to 16 weeks following the first treatment session.
Our second lead product candidate, MM402, also referred to as R(-)-MDMA, is our proprietary form of the R-enantiomer of 3,4-methylenedioxymethamphetamine (“MDMA”), which we are developing for the treatment of autism spectrum disorder. MDMA is a synthetic molecule that is often referred to as an empathogen because it is reported to increase feelings of connectedness and compassion. Preclinical studies of R(-)-MDMA demonstrated its acute pro-social and empathogenic effects, while its diminished dopaminergic activity suggests that it has the potential to exhibit less stimulant activity, neurotoxicity, hyperthermia and abuse liability compared to racemic MDMA or the S(+)-enantiomer. In the third quarter of 2022, UHB began conducting a Phase 1 investigator-initiated trial (“IIT”) of R(-)-MDMA, S(+)-MDMA and R/S-MDMA in healthy volunteers to compare the tolerability, pharmacokinetics and acute subjective, physiological and endocrine effects of the three molecules. On June 6, 2024, UHB presented topline data from the trial at the Interdisciplinary Conference on Psychedelic Research in The Netherlands. The presentation noted that the trial indicates that R(-)-MDMA, S(+)-MDMA and R/S-MDMA induced overall similar qualitative subjective and adverse effects when dosed equivalently. The presentation also noted that S(+)-MDMA may have slightly greater stimulant like properties than R/S-MDMA and R(-)-MDMA. The pharmacokinetic findings from the trial indicate that R(-)-MDMA, but not S(+)-MDMA, inhibits the Cytochrome P450 2D6 enzyme (CYP2D6), which is the primary metabolic pathway for MDMA inactivation, and thereby its own inactivation and that of S(+)-MDMA when administered as R/S-MDMA. In addition, we have initiated our first clinical trial of MM402, a single-ascending dose trial in adult healthy volunteers in the fourth quarter of 2023. This Phase 1 clinical trial is intended to characterize the tolerability, pharmacokinetics and pharmacodynamics of MM402.
Beyond our clinical stage product candidates, we are pursuing a number of programs, primarily through external collaborations, through which we seek to expand our drug development pipeline and broaden the potential applications of our lead product candidates. These research and development programs include non-clinical, pre-clinical and human clinical trials and IITs of additional product candidates and research compounds with our collaborators. Our external research programs include a broad multi-year exclusive research partnership with UHB in Switzerland. We also have an ongoing partnership agreement with MindShift Compounds AG to develop next-generation compounds utilizing the molecular backbone of classical psychedelics and empathogens. Our research partnerships and IITs facilitate the advancement of our early-stage pipeline and support the potential identification of product candidates for additional company-sponsored drug development programs.
Our drug development program is complemented by digital medicine projects to develop products intended to help facilitate the adoption and scalability of our product candidates, if and when they are approved. Our digital medicine projects and product roadmaps strategies, and investments are based on the projected development and commercialization strategies of our product candidates, with timelines and investments for each project contingent on the progression of the related drug program.
Our business is premised on a growing body of research supporting the use of novel psychoactive compounds to treat a myriad of brain health disorders. For all product candidates, we intend to proceed through research and development, and with marketing of the product candidates that may ultimately be approved pursuant to the regulations of the FDA and the legislation in other jurisdictions. This entails, among other things, conducting clinical trials with research scientists, using internal and external clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices, and conducting all trials and development in accordance with the regulations of the FDA, and other legislation in other jurisdictions.
Our Product Candidate Pipeline
The following table summarizes the status of our portfolio of product candidates:
Recent Developments
Description of the Transaction
We are registering the offer and resale of an aggregate of up to 8,000,000 common shares hereunder, issuable upon the exercise of the Exchange Warrants issued to the selling stockholders in accordance with the Exchange Agreement, on behalf of the selling stockholders, to be offered and sold by the selling stockholders from time to time.

Private Placement
On March 7, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with the selling stockholders, pursuant to which we issued an aggregate of 12,500,000 common shares to the selling stockholders (the “Private Placement Shares”) at a price of $6.00 per share in a private placement transaction (the “Private Placement”).
In connection with the Private Placement, we also entered into a registration rights agreement, dated March 7, 2024 (the “Registration Rights Agreement”), with the selling stockholders requiring us to register the resale of the Private Placement Shares, which were subsequently registered pursuant to a registration statement on Form S-3 that was declared effective on April 29, 2024 by the SEC.
Exchange
On October 17, 2024, we entered into an exchange agreement (the “Exchange Agreement”) with the selling stockholders pursuant to which we exchanged an aggregate of 8,000,000 common shares purchased by the selling stockholders in the Private Placement for pre-funded warrants (the “Exchange Warrants”) to purchase an aggregate of 8,000,000 common shares with an exercise price of $0.001 per share (the “Exchange Shares”). The Exchange Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) of the Securities Act.
The Exchange Warrants are exercisable at any time after the date of issuance. The exercise price and the number of Exchange Shares are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common shares as well as upon any distribution of assets, including cash, securities or other property, to our shareholders. The Exchange Warrants will not expire and are exercisable in cash or by means of a cashless exercise. The selling stockholders may not exercise the Exchange Warrants if the aggregate number of common shares beneficially owned by the selling stockholders, together with its affiliates, would exceed more than 9.99% of the number of common shares outstanding following such exercise, as such percentage ownership is determined in accordance with the terms of the Exchange Warrants. The selling stockholders may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to us.
In connection with entering into the Exchange Agreement, we also entered into an amendment to the Registration Rights Agreement, pursuant to which we have agreed to register the resale of the Exchange Shares.
Risks Associated with our Business
There are a number of risks related to our business, this offering and our common shares that you should consider before you decide to invest in our common shares. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus supplement. Some of the principal risks related to our business include the following:
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We have a limited operating history, have not initiated or completed any large-scale or pivotal clinical trials, and have no products approved for commercial sale, which may make it difficult for you to evaluate our current business and likelihood of success and viability.

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We are a clinical-stage pharmaceutical company and have incurred significant net losses since our inception, and we expect to continue to incur significant net losses for the foreseeable future.

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We have never generated revenue and may never be profitable.

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We will require substantial additional capital to finance our operations. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our research and drug development programs or future commercialization efforts.

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We are dependent on the successful development of our product candidates. We cannot give any assurance that any of our product candidates will successfully complete clinical trials or receive regulatory approval, which is necessary before a product candidate can be commercialized.

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Drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If preclinical studies or clinical trials of our product candidates are prolonged or delayed, we or our current or future collaborators may be unable to obtain required regulatory approvals, which would mean that we would be unable to commercialize our product candidates on a timely basis or at all, which will adversely affect our business.

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Our focus is on product candidates that are subject to controlled substance laws and regulations in the territories where the products are being developed and will be marketed, if approved, and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations and our financial condition, both during clinical development and post approval, if any. In addition, the FDA and/or other regulatory bodies may require additional data, including with respect to abuse potential of our product candidates, before allowing us to commence a clinical trial or before approving any future marketing application we may submit.

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Our product candidates are controlled substances, the use of which may generate public controversy. Adverse publicity or public perception regarding controlled substances and psychedelics may negatively influence the success of our product candidates.

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We may not achieve our publicly announced milestones according to schedule, or at all.

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The successful commercialization of our product candidates will depend in part on the extent to which governmental authorities and health insurers establish adequate reimbursement levels and pricing policies. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates, if approved, could limit our ability to market those product candidates and decrease our ability to generate revenue.

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We face competition from other biotechnology and pharmaceutical companies and our financial condition and operations will suffer if we fail to effectively compete.

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If we infringe or are alleged to infringe intellectual property rights of third parties, our business could be harmed. Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

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We rely, and expect to continue to rely, on third parties, including independent clinical investigators, academic collaborators and contract research organizations, to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

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Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategies and impact our share price.

Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: (1) the last day of the first fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date on which we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) following the fifth anniversary of the date of the first sale of our common equity securities under an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including:
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not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Company Information
We were incorporated under the laws of the Province of British Columbia. Our wholly owned subsidiary, Mind Medicine, Inc. (“MindMed US”), was incorporated in Delaware. Prior to February 27, 2020, our operations were conducted through MindMed US. Our office is located at One World Trade Center, Suite 8500, New York, New York 10007, and our telephone number at that location is (212) 220-6633. Our website address is https://mindmed.co. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus supplement.

THE OFFERING
Common shares registered for sale by selling stockholders
Up to 8,000,000 common shares.
Use of proceeds
We will not receive any proceeds from the sale of the common shares by the selling stockholders. See “Use of Proceeds” for additional information.
Offering price
The selling stockholders may sell all or a portion of their common shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for additional information.
Risk factors
You should read the “Risk Factors” section in this prospectus supplement and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in our common shares.
Nasdaq Global Select Market symbol
Our common shares are listed on Nasdaq under the symbol “MNMD”.

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before making an investment decision regarding our common shares, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus supplement and the risk factors and other information contained in any subsequently filed prospectus supplement and any applicable free writing prospectus. These risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also carefully read the sections entitled “Special Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the documents that we incorporate by reference herein, contain, and any free writing prospectus that we authorize for use may contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference herein, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward- looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
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the timing, progress and results of our investigational programs for MM120, a proprietary, pharmaceutically optimized form of lysergide D-tartrate, MM402, also referred to as R(-)-MDMA (together, our “lead product candidates”) and any other product candidates (together with our lead product candidates, our “product candidates”), including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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our reliance on the success of our investigational MM120 product candidate;

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the protocols and timing of the initiation and availability of data from our proposed Phase 3 clinical program for MM120 orally disintegrating tablet in GAD;

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the protocol and timing of the initiation and availability of data from our proposed Phase 3 clinical program for MM120 in MDD;

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the timing, scope or likelihood of regulatory filings and approvals and our ability to obtain and maintain regulatory approvals for product candidates for any indication;

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our expectations regarding the size of the eligible patient populations for our lead product candidates;

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our ability to identify third-party treatment sites to conduct our trials and our ability to identify and train appropriate qualified healthcare practitioners to administer our treatments;

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our ability to implement our business model and our strategic plans for our product candidates;

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our ability to identify new indications for our lead product candidates beyond our current primary focuses;

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our ability to identify, develop or acquire digital technologies to enhance our administration of our product candidates, if they should become approved and commercialized;

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our ability to achieve profitability and then sustain such profitability;

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our commercialization, marketing and manufacturing capabilities and strategy;

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the pricing, coverage and reimbursement of our lead product candidates, if approved and commercialized;

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the rate and degree of market acceptance and clinical utility of our lead product candidates, in particular, and controlled substances, in general;

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future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

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our ability to establish or maintain collaborations or strategic relationships or to obtain additional funding;

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our expectations regarding potential benefits of our lead product candidates;

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our ability to maintain effective patent rights and other intellectual property protection for our product candidates, and to prevent competitors from using technologies we consider important in our successful development and commercialization of our product candidates;

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infringement or alleged infringement on the intellectual property rights of third parties;

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legislative and regulatory developments in the United States, including individual states, Canada, the United Kingdom, and other jurisdictions;

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the effectiveness of our internal control over financial reporting;

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actions of activist shareholders against us have been and could be disruptive and costly and may result in litigation and have an adverse effect on our business and share price;

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the impact of adverse global economic conditions, including public health crises, geopolitical conflicts, fluctuations in interest rates, supply-chain disruptions and inflation, on our financial condition and operations;

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our Loan and Security Agreement with K2 HealthVentures LLC, as administrative agent and Canadian collateral agent for the lenders thereunder, and Ankura Trust Company, LLC, as collateral trustee, contains certain covenants that could adversely affect our operations and, if an event of default were to occur, we could be forced to repay any outstanding indebtedness sooner than planned and possibly at a time when we do not have sufficient capital to meet this obligation;

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our expectations regarding our future revenue, expenses and other operating results;

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the costs and success of our marketing efforts, and our ability to promote our brand;

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our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

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our ability to effectively manage our growth; and

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our ability to compete effectively with existing competitors and new market entrants.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors that are in some cases beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC incorporated by reference into this prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement together with the documents we have filed with the SEC that are incorporated by reference herein, and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. We do not assume any obligation to update any forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the applicable document incorporated by reference herein, as the case may be. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
We may announce material business and financial information to our investors using our investor relations website (https://ir.mindmed.co). We therefore encourage investors and others interested in our company to review the information that we make available on our website, in addition to following our filings with the SEC, webcasts, press releases and conference calls. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus supplement.

USE OF PROCEEDS
We are filing this prospectus supplement to permit the selling stockholders to resell their common shares as described herein. We are not selling any common shares under this prospectus supplement and we will not receive any proceeds from the sale or other disposition of the common shares held by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of such common shares.
The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus supplement, including, without limitation, all registration and filing fees, printing fees, Nasdaq Stock Market LLC listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS
We have prepared this prospectus supplement to allow the selling stockholders to offer and sell from time to time up to 8,000,000 common shares. For additional information regarding the issuance of such common shares, see the section entitled “Prospectus Summary — Description of the Transaction” above.
The number of common shares beneficially owned prior to the offering by the selling stockholders in the table below is based on information supplied to us by the selling stockholders, with beneficial ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the common shares. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 73,321,737 common shares outstanding as of October 17, 2024.
The selling stockholders may sell some, all or none of the common shares offered by this prospectus supplement from time to time. We do not know how long the selling stockholders will hold the common shares covered hereby before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any common shares.
In addition, since the date on which the selling stockholders provided the information, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the common shares in transactions exempt from the registration requirements of the Securities Act. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus, if and when necessary.
As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and its donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive such common shares in any non-sale transfer after the date of this prospectus supplement.
	Common Shares Beneficially Owned Prior to Offering			Common Shares Beneficially Owned After Offering
Selling Stockholder	Number of Common Shares	Percentage of Outstanding Common Shares	Number of Common Shares Registered for Sale Hereby	Number of Common Shares	Percentage of Outstanding Common Shares
Deep Track Biotechnology Master Fund, LTD(1)	7,065,099	9.14%	4,000,000	3,065,099	3.96%
Commodore Capital Master LP(2)	7,693,859	9.99%	4,000,000	5,428,775	6.89%

(1)
The number of shares beneficially owned prior to this offering includes 4,000,000 common shares underlying a warrant for common shares owned by this Selling Stockholder. Under the terms of such warrant, the holder may not exercise the warrant to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of common shares which would exceed 9.99% of the number of common shares outstanding following such exercise (the “Ownership Cap”). Upon 61 days’ advance written notice to us, the holder of such warrant may from time to time increase or decrease the Ownership Cap percentage up to 19.99%. Deep Track Capital, LP (the “Deep Track Investment Manager”) serves as the investment manager to Deep Track Biotechnology Master Fund Ltd. (the “Deep Track Master Fund”) and may be deemed to beneficially own such shares. Deep Track Capital GP, LLC (the “Deep Track General Partner”) is the General Partner of the Deep Track Investment Manager. David Kroin is the Chief Investment Officer of the Deep Track Investment Manager and managing member of the Deep Track General Partner and may be deemed to beneficially own such shares. The business address of the Deep Track Master Fund, the Deep Track Investment Manager, the Deep Track General Partner and Mr. Kroin is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

(2)
The number of shares beneficially owned prior to this offering includes 3,693,859 common shares underlying warrants for common shares owned by this Selling Stockholder. Under the terms of such warrants, the holder may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of common shares which would exceed the Ownership Cap. Upon 61 days’ advance written notice to us, the holder of such warrants may from time to time increase or decrease the Ownership Cap percentage up to 19.99%. The number of shares beneficially owned prior to this offering does not include 1,734,916 common shares underlying such warrants as a result of the Ownership Cap and the 61 days’ advance notice provision. The number of shares beneficially owned after this offering includes 1,428,775 common shares underlying a warrant for common shares owned by this Selling Stockholder. Commodore Capital LP is the investment manager to Commodore Capital Master LP and may be deemed to beneficially own the shares held by Commodore Capital Master LP. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these shares. Commodore Capital LP and Commodore Capital Master LP have shared voting and dispositive power with respect to these shares. The address of Commodore Capital LP and Commodore Capital Master LP is 444 Madison Avenue, 35th Floor, New York, NY 10022.

Relationship with Selling Stockholders
The selling stockholders have not had any material relationship with us or any of our predecessors or affiliates, within the past three years, except as hereinafter described. As discussed in greater detail above under the section entitled “Prospectus Summary — Description of the Transaction,” on March 7, 2024, we entered into the Securities Purchase Agreement with the selling stockholders, pursuant to which we issued an aggregate of 12,500,000 Private Placement Shares at a price of $6.00 per share in the Private Placement. In connection with the Private Placement, we also entered into the Registration Rights Agreement. On October 17, 2024, we entered into the Exchange Agreement with the selling stockholders pursuant to which we exchanged an aggregate of 8,000,000 common shares purchased by the selling stockholders in the Private Placement for Exchange Warrants to purchase an aggregate of 8,000,000 Exchange Shares. In connection with entering into the Exchange Agreement, we also entered into an amendment to the Registration Rights Agreement, pursuant to which we have agreed to register the resale of the Exchange Shares.
On August 9, 2024, we entered into an underwriting agreement with Leerink Partners LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein, in connection with an underwritten public offering (the “Public Offering”) of (i) 9,285,511 common shares and (ii) to one of the selling stockholders, a pre-funded warrant to purchase 1,428,775 common shares. Such pre-funded warrant was sold at an offering price of $6.999 per pre-funded warrant, which represented the per share public offering price for the common shares purchased in the Public Offering less a $0.001 per share exercise price for each such pre-funded warrant.

PLAN OF DISTRIBUTION
The selling stockholders of the common shares and any of their pledgees, assignees, donees, transferees or other successors-in-interest (each, a “selling stockholder,” and collectively, the “selling stockholders”), may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the common shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling common shares:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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to or through underwriters;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

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in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such common shares at a stipulated price per security;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through the distribution of the common shares by any selling stockholder to its partners, members or stockholders;

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directly to one or more purchasers;

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through delayed delivery requirements;

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by pledge to secured debts and other obligations or any transfer upon the foreclosure under such pledges;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The selling stockholders may also sell common shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement. The common shares have not been qualified for distribution in Canada, and may not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or a prospectus exemption.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common shares, from the purchaser) in amounts to be negotiated, but, except as set forth in any supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling stockholders may also sell common shares short and deliver these common shares to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these common shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative common shares which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus supplement, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented to reflect such transaction). The selling stockholders also may transfer the common shares in other circumstances in which the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement.
The selling stockholders and any broker-dealers or agents that are involved in selling the common shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common shares.
We are required to pay certain fees and expenses incurred by us incident to the registration of the common shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We have agreed to keep this prospectus supplement effective until the earlier of (i) the date on which the common shares may be resold by the selling stockholders without regard to any volume or manner-of-sale limitations by reason of Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144, and (ii) all of the common shares have been sold pursuant to this prospectus supplement or Rule 144 under the Securities Act or any other rule of similar effect. The resale common shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the common shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale of common shares may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the selling stockholders or any other person. We will make copies of this prospectus supplement available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the common shares in respect of which this prospectus supplement is being delivered and certain legal matters with respect to Canadian law will be passed upon by Osler, Hoskin & Harcourt LLP, Vancouver, Canada. Certain matters in respect of U.S. securities laws may be opined upon by Hogan Lovells US LLP.
EXPERTS
The consolidated financial statements of Mind Medicine (MindMed) Inc. as of December 31, 2023 and 2022, and for each of the years in the two year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement of which this prospectus supplement is a part in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common shares being registered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. We have not authorized any person to provide you with different information. The common shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the common shares offered by this prospectus supplement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
We make available free of charge on our website at https://mindmed.co our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference.” In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:
Mind Medicine (MindMed) Inc.
Attention: Corporate Secretary
One World Trade Center, Suite 8500,
New York, New York 10007
Telephone: (212) 220-6633

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated herein by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement is a part the information and documents listed below that we have filed with the SEC (Commission File No. 001-40360):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024 (the “2023 Form 10-K”) including portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that are incorporated by reference into Part III of such Annual Report on Form 10-K;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 8, 2024 and August 13, 2024, respectively;

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our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on March 7, 2024, March 11, 2024, April 1, 2024, June 11, 2024, June 20, 2024, June 28, 2024 and August 12, 2024; and

•
the description of our common shares, which is contained in our registration statement on Form 8-A, filed with the SEC on April 22, 2021 under the Exchange Act, as updated by Exhibit 4.1 to our 2023 Form 10-K, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing such reports and other documents. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Mind Medicine (MindMed) Inc., Attention: Corporate Secretary, One World Trade Center, Suite 8500, New York, New York 10007. Our phone number is (212) 220-6633. You may also view the documents that we file with the SEC and incorporate by reference in this prospectus supplement on our corporate website at https://mindmed.co. The information on our website is not incorporated by reference and is not a part of this prospectus supplement.

PROSPECTUS
Common Shares
Warrants
Debt Securities
Units

We, or any selling security holders, may offer to the public from time to time in one or more series or issuances and on terms that we will determine at the time of the offering:
•
our common shares;

•
warrants to purchase our common shares and/or debt securities;

•
debt securities consisting of debentures, notes or other evidences of indebtedness;

•
units consisting of a combination of the foregoing securities; or

•
any combination of these securities.

This prospectus provides a general description of the securities that we, or any selling security holders, may offer. Each time that we, or any selling security holders, as applicable, offer securities under this prospectus, we, or any selling security holders, as applicable, will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and free writing prospectus may add to, update or change information contained or incorporated by reference into this prospectus.
The securities may be sold by us, or any selling security holders, as applicable, to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts, commissions and purchase options will be set forth in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement.
Our common shares are traded on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “MNMD”. On June 25, 2024, the last reported sale price of our common shares was $7.07.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Implications of Being an Emerging Growth Company.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 8.
You should read this entire prospectus, any applicable prospectus supplement and free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we, or selling security holders, as applicable, may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings from time to time.
This prospectus provides you only with a general description of the securities that we, or any selling security holders, as applicable, may offer in one or more offerings from time to time. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement or free writing prospectus that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the accompanying prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus, including all documents incorporated by reference herein and therein, together with the additional information described under the heading “Where You Can Find More Information” below.
You should rely only on the information provided in or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement or free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus or an accompanying prospectus supplement or free writing prospectus. This prospectus and the accompanying prospectus supplement or free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement or free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement or free writing prospectus is delivered or securities are sold on a later date.
Except as otherwise indicated or unless the context otherwise requires, references to “Company,” “we,” “us,” or “our” refer to Mind Medicine (MindMed) Inc. and its consolidated subsidiaries and references to dollars or dollar amounts refer to U.S. dollars or U.S. dollar amounts.
This prospectus may contain references to our trademarks and trade names and to trademarks and trade names belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us or our business by, any other companies.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, the documents that we incorporate by reference herein and therein, contain, and any free writing prospectus that we authorize for use may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
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the timing, progress and results of our investigational programs for MM120, a proprietary, pharmaceutically optimized form of lysergide D-tartrate, MM402, also referred to as R(-)-MDMA (together, our “lead product candidates”) and any other product candidates (together with our lead product candidates, our “product candidates”), including statements regarding the timing of initiation and completion of trials or studies and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•
our reliance on the success of our investigational MM120 product candidate;

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the timing, scope or likelihood of regulatory filings and approvals and our ability to obtain and maintain regulatory approvals for product candidates for any indication;

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our expectations regarding the size of the eligible patient populations for our lead product candidates;

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our ability to identify third-party treatment sites to conduct our trials and our ability to identify and train appropriate qualified healthcare practitioners to administer our treatments;

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our ability to implement our business model and our strategic plans for our product candidates;

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our ability to identify new indications for our lead product candidates beyond our current primary focuses;

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our ability to identify, develop or acquire digital technologies to enhance our administration of our product candidates, if they should become approved and commercialized;

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our ability to achieve profitability and then sustain such profitability;

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our commercialization, marketing and manufacturing capabilities and strategy;

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the pricing, coverage and reimbursement of our lead product candidates, if approved and commercialized;

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the rate and degree of market acceptance and clinical utility of our lead product candidates, in particular, and controlled substances, in general;

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future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

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our ability to establish or maintain collaborations or strategic relationships or to obtain additional funding;

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our expectations regarding potential benefits of our lead product candidates;

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our ability to maintain effective patent rights and other intellectual property protection for our product candidates, and to prevent competitors from using technologies we consider important in our successful development and commercialization of our product candidates;

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infringement or alleged infringement on the intellectual property rights of third parties;

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legislative and regulatory developments in the United States, including individual states, Canada, the United Kingdom, and other jurisdictions;

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the effectiveness of our internal control over financial reporting;

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actions of activist shareholders against us have been and could be disruptive and costly and may result in litigation and have an adverse effect on our business and share price;

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the impact of adverse global economic conditions, including public health crises (such as the COVID-19 pandemic), geopolitical conflicts, fluctuations in interest rates, supply-chain disruptions and inflation, on our financial condition and operations;

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our Loan and Security Agreement with K2 HealthVentures LLC, as administrative agent and Canadian collateral agent for lenders thereunder, and Ankura Trust Company, LLC, as collateral trustee, contains certain covenants that could adversely affect our operations and, if an event of default were to occur, we could be forced to repay any outstanding indebtedness sooner than planned and possibly at a time when we do not have sufficient capital to meet this obligation;

•
our expectations regarding our future revenue, expenses and other operating results;

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the costs and success of our marketing efforts, and our ability to promote our brand;

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our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

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our ability to effectively manage our growth; and

•
our ability to compete effectively with existing competitors and new market entrants.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors that are in some cases beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, and in any free writing prospectus, and in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the applicable document incorporated by reference herein, as the case may be. And, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
We may announce material business and financial information to our investors using our investor relations website (https://ir.mindmed.co/). We therefore encourage investors and others interested in our company to review the information that we make available on our website, in addition to following our filings with the SEC, webcasts, press releases and conference calls. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

MARKET, INDUSTRY AND OTHER DATA
This prospectus, and any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein, contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

THE COMPANY
Company Overview
MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments for brain health disorders that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders. This specifically includes pharmaceutically optimized product candidates derived from the psychedelic and empathogen drug classes including MM120 and MM402, our lead product candidates.
Our lead product candidate, MM120, is a proprietary, pharmaceutically optimized form of lysergide D-tartrate that we are developing for the treatment of generalized anxiety disorder (“GAD”). We have also evaluated MM120 in a subperceptual repeat administration dosing regimen for the treatment of attention deficit hyperactivity disorder (“ADHD”). In December 2023, we announced positive topline results from our Phase 2b clinical trial of MM120 for the treatment of GAD. The trial met its primary endpoint, with MM120 demonstrating statistically significant and clinically meaningful dose-dependent improvements on the Hamilton Anxiety rating scale compared to placebo at Week 4. In January 2024, we announced that our Phase 2a trial of a sub-perceptual dose of MM120 in ADHD did not meet its primary endpoint. In conjunction with the findings from our clinical trial of MM120 in GAD, we believe that these results support the critical role of perceptual effects of MM120 in mediating a clinical response. In March 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced in March 2024 that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12. We intend to work closely with the FDA to finalize our Phase 3 development program for MM120 in GAD. On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. We are on schedule to initiate our Phase 3 clinical program for MM120 oral dissolving tablet in GAD in the second half of this year and plan to share additional details on the design of our pivotal program in the coming months.
Our second lead product candidate, MM402, also referred to as R(-)-MDMA, is our proprietary form of the R-enantiomer of 3,4-methylenedioxymethamphetamine (“MDMA”), which we are developing for the treatment of autism spectrum disorder (“ASD”). MDMA is a synthetic molecule that is often referred to as an empathogen because it is reported to increase feelings of connectedness and compassion. Preclinical studies of R(-)-MDMA demonstrated its acute pro-social and empathogenic effects, while its diminished dopaminergic activity suggests that it has the potential to exhibit less stimulant activity, neurotoxicity, hyperthermia and abuse liability compared to racemic MDMA or the S(+)-enantiomer. In the third quarter of 2022, our collaborator, University Hospital Basel (“UHB”) in Switzerland, began conducting a Phase 1 investigator-initiated trial (“IIT”) of R(-)-MDMA, S(+)-MDMA and R/S-MDMA in healthy volunteers to compare the tolerability, pharmacokinetics and acute subjective, physiological and endocrine effects of the three molecules. On June 6, 2024, UHB presented topline data from the trial at the Interdisciplinary Conference on Psychedelic Research in The Netherlands. The presentation noted that the trial indicates that R(-)-MDMA, S(+)-MDMA and R/S-MDMA induced overall similar qualitative subjective and adverse effects when dosed equivalently. The presentation also noted that S(+)-MDMA may have slightly greater stimulant like properties than R/S-MDMA and R(-)-MDMA. The pharmacokinetic findings from the trial indicate that R(-)-MDMA, but not S(+)-MDMA, inhibits the Cytochrome P450 2D6 enzyme (CYP2D6), which is the primary metabolic pathway for MDMA inactivation, and thereby its own inactivation and that of S(+)-MDMA when administered as R/S-MDMA. In addition, we have initiated our first clinical trial of MM402, a single-ascending dose trial in adult healthy volunteers in the fourth quarter of 2023. This Phase 1 clinical trial is intended to characterize the tolerability, pharmacokinetics and pharmacodynamics of MM402.
Beyond our clinical stage product candidates, we are pursuing a number of programs, primarily through external collaborations, through which we seek to expand our drug development pipeline and broaden the potential applications of our lead product candidates. These research and development programs include non-clinical, pre-clinical and human clinical trials and IITs of additional product candidates and research compounds with our collaborators. Our external research programs include a broad multi-year exclusive research partnership with UHB in Switzerland. Under the partnership, we have exclusive worldwide rights to data, compounds and patent rights associated with UHB’s research on lysergide and a number of additional compounds, including data from preclinical studies and clinical trials investigating the effects of lysergide in patient populations and healthy volunteers. We also have an ongoing partnership agreement with MindShift Compounds AG to develop next-generation compounds utilizing the molecular backbone of classical psychedelics and empathogens. In addition, we have in the past and will continue to engage in other relevant research collaborations to support our ongoing development efforts and potential additions to our pipeline. Our research partnerships and IITs facilitate the advancement of our early-stage pipeline and support the potential identification of product candidates for additional company-sponsored drug development programs.
Our drug development program is complemented by digital medicine projects to develop products intended to help facilitate the adoption and scalability of our product candidates, if and when they are approved. Our digital medicine projects and product roadmaps, and strategies, and investments are based on the projected development and commercialization strategies of our product candidates, with timelines and investments for each project contingent on the progression of the related drug program.
Our business is premised on a growing body of research supporting the use of novel psychoactive compounds to treat a myriad of brain health disorders. For all product candidates, we intend to proceed through research and development, and with marketing of the product candidates that may ultimately be approved pursuant to the regulations of the FDA and the legislation in other jurisdictions. This entails, among other things, conducting clinical trials with research scientists, using internal and external clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices, and conducting all trials and development in accordance with the regulations of the FDA, and other legislation in other jurisdictions.
Our Product Candidate Pipeline
The following table summarizes the status of our portfolio of product candidates:
Recent Developments
12-week Durability Data from Phase 2b Study of MM120 for GAD
On March 7, 2024, we announced that the FDA granted breakthrough designation to our MM120 program for the treatment of GAD. We also announced that our Phase 2b trial of MM120 in GAD met its key secondary endpoint, and 12-week topline data demonstrated clinically and statistically significant durability of activity observed through Week 12.
MM120 100µg — the dose with optimal clinical activity observed in the trial — demonstrated a 7.7-point improvement over placebo at Week 12 (-21.9 MM120 vs. -14.2 placebo; p<0.003 Cohen’s d=0.81), with a 65% clinical response rate and a 48% clinical remission rate sustained to Week 12. Clinical Global Impressions -Severity (CGI-S) scores on average improved from 4.8 to 2.2 in the 100µg dose group, representing a two-category shift from ‘markedly ill’ to ‘borderline ill’ at Week 12 (p<0.004). This clinical activity was rapid, observed as early as trial day 2, and durable with further improvements observed in mean HAM-A or CGI-S scores between Weeks 4 and 12.
In the Phase 2b trial, known as MMED008, MM120 was generally well-tolerated with most adverse events rated as mild to moderate, transient, occurring on dosing day, and being consistent with expected acute effects of the trial drug. The most common adverse events, with at least 10% incidence on dosing day in the 100µg dose group, included illusion, nausea, headache, hallucination, euphoric mood, anxiety, mydriasis, hyperhidrosis, paresthesia, fatigue, blood pressure increase, abnormal thinking, and altered state of consciousness.
Prior to treatment with MM120, study participants were clinically tapered and then washed out from any anxiolytic or antidepressant treatments and did not receive any form of study-related psychotherapy for the duration of their participation in the study.
March Financings
Underwritten Offering
On March 7, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Cantor Fitzgerald & Co., as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by us in an underwritten offering (the “Offering”) of 16,666,667 of our common shares at an offering price of $6.00 per share, less underwriting discounts and commissions.
The net proceeds from the Offering were approximately $93.5 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The Offering closed on March 11, 2024. We intend to use the net proceeds from the Offering for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes.
The Offering was made pursuant to our shelf registration statements on Form S-3 (File Nos. 333-264648 and 333-277726), together, the “Registration Statements”), which were filed with the SEC on May 4, 2022 and March 7, 2024, respectively, and declared effective by the SEC or automatically became effective on May 16, 2022 and March 7, 2024, respectively, and a related base prospectus, as supplemented by a prospectus supplement.
Private Placement
Also on March 7, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Investors agreed to purchase, and we agreed to sell 12,500,000 of our common shares (the “Private Placement Shares”), at a price of $6.00 per share, in a private placement transaction (the “Private Placement”). The Private Placement Shares were issued to the Investors pursuant to an exemption from the registration requirements of the Securities afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. Pursuant to the terms of the Purchase Agreement, we agreed to register for resale the common shares being issued in the Private Placement.
The net proceeds from the Private Placement were approximately $70.1 million, after deducting fees and expenses payable by us. We intend to use the net proceeds from the Private Placement for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. The Private Placement closed on March 11, 2024.

Voluntary CBOE Canada Delisting
Effective April 10, 2024, we voluntarily delisted our common shares from Cboe Canada. Our common shares will continue to trade on Nasdaq under the symbol “MNMD”.
Departure of CFO and Appointment of new Principal Financial Officer
On May 3, 2024, Schond Greenway’s employment with the Company as the Chief Financial Officer was terminated without cause, effective immediately. On May 7, 2024, the Board of Directors of the Company appointed Carrie Liao, the Chief Accounting Officer of the Company, to serve as the Company’s principal financial officer.
End of Phase 2 Meeting
On June 20, 2024, we announced the completion of our End-of-Phase 2 meeting with the FDA, supporting the advancement of MM120 into pivotal trials for the treatment of adults with GAD. We are on schedule to initiate our Phase 3 clinical program for MM120 oral dissolving tablet in GAD in the second half of this year and plan to share additional details on the design of our pivotal program in the coming months.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012, and we will remain an emerging growth company until the earliest to occur of: (1) the last day of the first fiscal year in which we have more than $1.235 billion in annual revenue; (2) the date on which we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) following the fifth anniversary of the date of the first sale of our common equity securities under an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including:
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not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Corporate Information
We were incorporated under the laws of the Province of British Columbia. Our wholly owned subsidiary, Mind Medicine, Inc. (“MindMed US”), was incorporated in Delaware. Prior to February 27, 2020, our operations were conducted through MindMed US. Our office is located at One World Trade Center, Suite 8500, New York, New York 10007, and our telephone number at that location is (212) 220-6633. Our website address is https://mindmed.co/. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities and any free writing prospectus will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any free writing prospectus, together with all of the other information contained or incorporated by reference into the prospectus supplement or any free writing prospectus or appearing or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, each filed with the SEC, and in our other filings with the SEC, including our future reports to be filed with the SEC, all of which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement or free writing prospectus for (i) the research and development of our product candidates and (ii) working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the accompanying prospectus supplement or free writing prospectus relating to the specific offering.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledgees, donees, or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus.
The applicable prospectus supplement or free writing prospectus will set forth the name of each of the selling securityholders and the number of our common shares or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION
We, or any selling security holders, as applicable, may sell the securities being offered by this prospectus from time to time pursuant to public offerings, negotiated transactions, block trades, “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at a fixed price or prices, which may be changed, at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or a combination of any of these methods. We, or any selling security holders, as applicable, may sell the securities being offered by this prospectus to or through underwriters, dealers, agents, remarketing firms or other third parties, or directly to one or more purchasers or through a combination of any of these methods of sale.
A prospectus supplement or supplements (and any free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities being offered by this prospectus, including, to the extent applicable:
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the name or names of the underwriters, dealers, agents or remarketing firm, if any;

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if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement or understanding entered into with broker(s) or dealer(s) prior to the date of the applicable prospectus supplement or supplements, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we, or any selling security holders, as applicable, will receive from the sale;

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if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution and by whom they are to be borne;

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any public offering price;

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any delayed delivery arrangements;

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any options under which underwriters may purchase additional securities from us, or any selling security holders, as applicable;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any discounts, commissions or concessions allowed or reallowed or paid to dealers;

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the identity and relationships of any finders, if applicable; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the applicable prospectus supplement will be underwriters of the securities offered by the applicable prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We, or any selling security holders, as applicable, may offer the securities being offered by this prospectus to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the applicable prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the applicable prospectus supplement, other than securities covered by any purchase option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We, or any selling security holders, as applicable, may use underwriters, dealers or agents with whom we, or any selling security holders, as applicable, have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

If we, or any selling security holders, as applicable, offer and sell securities through a dealer, we, or any selling security holders, as applicable, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We, or any selling security holders, as applicable, may sell securities directly or through agents we, or any selling security holders, as applicable, designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we, or any selling security holders, as applicable, will pay to the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, such agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We, or any selling security holders, as applicable, may use a remarketing firm to offer the securities being offered by this prospectus in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us, or any selling security holders, as applicable. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us, or any selling security holders, as applicable, and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
We, or any selling security holders, as applicable, may sell securities directly to one or more purchasers without using underwriters, dealers or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, or any selling security holders, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We, or any selling security holders, as applicable, may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us, or any selling security holders, as applicable, at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we, or any selling security holders, as applicable, must pay for solicitation of these contracts in the applicable prospectus supplement.
We, or any selling security holders, as applicable, may provide underwriters, dealers, agents or remarketing firms with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers, agents or remarketing firms may make with respect to these liabilities. Underwriters, dealers, agents or remarketing firms or their respective affiliates, may engage in transactions with, or perform services for, us, or any selling security holders, as applicable, in the ordinary course of business.
All securities we, or any selling security holders, as applicable, may offer, other than our common shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We, or any selling security holders, as applicable, cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in purchase options, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Purchase options involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the purchase option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in our common shares on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of our common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

GENERAL DESCRIPTION OF OUR SECURITIES
We may offer and sell, at any time and from time to time:
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our common shares;

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warrants to purchase our common shares and/or debt securities;

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debt securities consisting of debentures, notes or other evidences of indebtedness;

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units consisting of a combination of the foregoing securities; or

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any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into our common shares or any of the other securities that may be sold under this prospectus. When particular securities are offered by us, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON SHARES
The following description sets forth certain material terms and provisions of our common shares that are registered under Section 12 of the Exchange Act. The following description of our common shares is intended as a summary only and is qualified in its entirety by reference to our notice of articles and our amended and restated articles, and any amendments thereto (the “Articles”), each of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, and to the applicable provisions of the Business Corporations Act (British Columbia) (the “BCBCA”).
General
We are authorized to issue an unlimited number of our common shares, no par value per share. As of June 25, 2024, there were 72,075,076 of our common shares outstanding. As of June 25, 2024, we had approximately 78 shareholders of record. This figure does not reflect the number of beneficial owners of our common shares as a single shareholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.
The holders of our common shares have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such common shares. All our outstanding common shares are, and our common shares when issued will be, fully paid and nonassessable.
Voting.   The holders of our common shares are entitled to one vote per common share on all matters to be voted on by our shareholders. A quorum will be present if at least two shareholders holding in the aggregate at least 33 1∕3% of the issued and outstanding common shares entitled to be voted at a meeting of shareholders are present at the meeting or represented by proxy, irrespective of the number of persons actually present at the meeting of shareholders.
Dividends.   The holders of our common shares are entitled to receive dividends as and when declared by our board of directors (the “Board”). We have not declared or paid cash dividends on our share capital since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements and contractual restrictions of then-existing debt instruments and other factors that our Board deems relevant. In addition, our ability to pay cash dividends on our share capital in the future may be limited by the terms of any future debt or we issue or any credit facilities we enter into.
Liquidation, Subdivision, or Combination.   In the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders, the holders of our common shares are entitled to share pro rata in the distribution of the balance of our assets.
Advance Notice Procedures and Shareholder Proposals
Under the BCBCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting.
In addition, our Articles require that shareholders provide us with advance notice of their intention to nominate any persons, other than those nominated by management, for election to our board of directors at a meeting of shareholders.
These provisions could have the effect of delaying the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Investor Services Inc., with an address of 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9.
Listing
Our common shares are listed on Nasdaq under the trading symbol “MNMD”.

DESCRIPTION OF OUR WARRANTS
We, or any selling security holders, as applicable, may offer and sell warrants to purchase our common shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we, or any selling security holders, as applicable, may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
General
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of the warrants, and the price at which we, or any selling security holders, as applicable, will offer such warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for our common shares and the number of common shares to be received upon exercise of the warrants;

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if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any material Canadian federal or provincial income tax, U.S. federal income tax or other tax considerations applicable to the warrants;

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the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

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if applicable, the date from and after which the warrants and the common shares and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption, put or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the Province of British Columbia.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in the applicable prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement, if any, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.
The following descriptions of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only, are qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with the applicable prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;

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whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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any addition to or change in the covenants described in this prospectus or in the indenture;

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any events of default, if not otherwise described below under “Defaults and Notice”;

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the terms and conditions, if any, for conversion into or exchange for our common shares;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

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any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into our common shares. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to such debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
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“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

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“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Protection in the Event of Change of Control
Any provision in an indenture that governs the debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, the debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger, Conveyance, Transfer or Lease
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal of or any premium on any debt security of that series at its maturity;

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default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

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default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and

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certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs the debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs the debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs the debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in the applicable prospectus supplement.
Defeasance; Satisfaction and Discharge
The applicable prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with one or more of the securities that may be offered under this prospectus, in any combination, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
The form of unit agreement, including a form of unit certificate, if any, will describe the terms of the series of units we may offer under this prospectus. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more of the securities that may be offered under this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
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the designation and the material terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

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the rights and obligations of the unit agent, if any;

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the material Canadian and U.S. federal income tax considerations applicable to the units;

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any material provisions of the governing unit agreement that differ from those described herein; and

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any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Shares,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common shares, debt securities or warrants included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://mindmed.co/. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, including portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that are incorporated by reference into Part III of such Annual Report on Form 10-K;

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our Quarterly Report on Form 10-Q for the quarterly period ended, March 31, 2024, filed with the SEC on May 8, 2024;

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our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on March 7, 2024, March 11, 2024, April 1, 2024, June 11, 2024 and June 20, 2024; and

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the description of our common shares which is contained in our Registration Statement on Form 8-A, filed with the SEC on April 22, 2021 under the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Mind Medicine (MindMed) Inc., Attention: Corporate Secretary, One World Trade Center, Suite 8500, New York, New York 10007. Our phone number is (212) 220-6633. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at https://mindmed.co/. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not a part of this prospectus.
LEGAL MATTERS
Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Hogan Lovells US LLP with respect to matters of United States law, and Osler, Hoskin & Harcourt LLP, Vancouver, B.C., Canada, with respect to matters of Canadian law. Additional legal matters may be passed upon for us, any selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.
EXPERTS
The consolidated financial statements of Mind Medicine (MindMed) Inc. as of December 31, 2023 and 2022, and for each of the years in the two year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to 8,000,000 Common Shares
Offered by the Selling Stockholders

PROSPECTUS

October 17, 2024